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Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WellPoint Health Networks Inc. of our report dated February 9, 2001, relating to the financial statements, which appears in the RightCHOICE Managed Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
November 26, 2002

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  Exhibit 23.02